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                                                             EXHIBIT EX-10.3

                            AMENDED AND RESTATED
                            CONSULTING AGREEMENT

          THIS AMENDED AND RESTATED CONSULTING AGREEMENT ("Agreement"), is made as of January 1, 1994 by and between Transamerica Airlines, Inc., a Delaware corporation ("TAA"), and Glenn A. Cramer ("Cramer").

                                  RECITALS

          A. Cramer retired as an executive officer and employee of TAA on January 1, 1981.

          B. Transamerica recognizes the value of Cramer's services and has determined that it is in its best interests that Cramer be available to provide such consulting and advisory services to TAA as may be requested by TAA from time to time, and Cramer is willing to make such services available to TAA, on the terms and conditions hereinafter set forth.

          C. TAA and Cramer have previously entered into a Consulting Agreement dated January 1, 1981, as amended by Amendment No. 1 dated November 1, 1984 and Amendment No. 2 dated April 18, 1986 (as amended the "Prior Agreement").

          D. TAA and Cramer wish to amend and restate the Prior Agreement effective January 1, 1994.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:

          1. Commencing on January 1, 1994 and continuing until his death, Cramer will render to TAA such consulting and advisory services concerning the business of TAA as may be requested by TAA from time to time. For the year commencing January 1, 1994 and each subsequent year until his death, Cramer agrees to make 10% of his business time and attention available to TAA and shall receive as a per annum fee for rendering such services an amount equal to (i) $57,000 less (ii) any amount which Cramer shall receive in such year as a distribution from the Retirement Plan for Salaried U.S. Employees of Transamerica Airlines, Inc. (the "Retirement Plan"), payable in appropriate installments to conform with payments made under the Retirement Plan. TAA will reimburse Cramer for all reasonable costs incurred by him in rendering such services, subject to the approval of the chief executive officer of TAA.

          2. As further consideration for Cramer's consulting and advisory services, TAA agrees that Cramer will also be included in TAA's executive travel insurance policy with an insured amount of $300,000 so long as he is required to travel on behalf of TAA or Transamerica Corporation or any of its affiliated companies.
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          3.   In rendering the services herein provided for, Cramer shall act as an independent contractor and not as an agent for or an employee of TAA and shall have exclusive discretion as to the time and manner and other details of performing such services. Cramer shall cooperate with TAA to the end that he will respond to all reasonable requests for such services and will render to TAA the assistance herein contemplated.

          4. The products of Cramer's work will become the property of TAA and will not be made available to others during or following the term of this Agreement without the advance written permission of TAA.

          5. Cramer shall not, after the effective date of this Agreement, without the prior written approval of TAA, consult with, advise or otherwise participate or engage in any business which competes with the business now or then being conducted or contemplated by TAA or Transamerica Corporation or any of its affiliated companies (all of which are hereinafter collectively referred to as the "Transamerica Companies") or in any manner interfere with or obstruct the business relationship between any of the Transamerica Companies, or any successor to any business of any of the Transamerica Companies, and their respective accounts, clients, and customers, or attempt to induce any employee of any of the Transamerica Companies to leave such employ for any reason whatsoever.

          6. TAA shall have the right to terminate the services of Cramer hereunder only for breach of this Agreement, or his dishonesty, fraud or deliberate injury or attempted injury to any of the Transamerica Companies or on account of any unlawful or criminal activity of a serious nature. TAA shall give to Cramer not less than ninety (90) days' written notice of any termination hereunder. In the event of such termination, TAA shall continue to pay Cramer as termination pay an amount per annum (to be prorated if such termination is other than at year-end) equal to (i) $57,000 less (ii) any amount which Cramer shall receive in such year as a distribution from the Retirement Plan.

          7. Neither this Agreement nor any of the rights of Cramer hereunder or arising by virtue hereof shall be capable of assignment or transfer by Cramer but shall be binding upon and inure to the benefit of the successors and assigns of TAA.

          8. This Agreement is made pursuant to and shall be construed, interpreted and applied in accordance with the laws of the State of California.

          9. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersedes and cancels any prior agreements and understandings between the parties with respect thereto including the Prior Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by the parties.
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          10.  If any provision or any part thereof of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions or parts thereof shall nevertheless continue in full force without being impaired or invalidated in any way.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        TRANSAMERICA AIRLINES, INC.



                                        By: _________________________________
                                        Title: ______________________________



                                        _____________________________________
                                               Glenn A. Cramer